Exhibit 99
For additional information contact: Benno Sand-Investor and Financial Media (952) 448-8936
Laurie Walker-Trade Media (952) 448-8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces First Quarter Fiscal 2007 Financial Results
     MINNEAPOLIS (Dec. 19, 2006) — FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for its fiscal 2007 first quarter ended November 25, 2006.
First Quarter Results
     Sales for the first quarter of fiscal 2007 increased 102 percent to $37.7 million, compared to $18.6 million for the same period of fiscal 2006. The Company’s net income for the first quarter of fiscal 2007 was $1.9 million, or $0.06 per share, compared to a net loss of $4.3 million, or $0.14 per share for the first quarter of fiscal 2006.
     “Orders for the first quarter of fiscal 2007 were $34.1 million, slightly below the guidance we provided, as semiconductor manufacturers reacted to a less optimistic near-term outlook for device demand,” said Don Mitchell, FSI chairman and chief executive officer. “Therefore, we anticipate second quarter fiscal 2007 orders to be flat, or between $34 and $37 million, as compared to the first quarter level. We are optimistic that demand for semiconductors will begin to reaccelerate early in calendar 2007 as corporate and consumer spending starts to regain momentum.”* concluded Mitchell.
Balance Sheet
     On November 25, 2006, the Company maintained a strong balance sheet with approximately $134.5 million in assets, including $24.8 million in cash, restricted cash, cash equivalents and marketable securities. At the end of the first quarter, the Company had a current ratio of 2.7 to 1.0 and a book value of $3.16 per share.
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FSI International, Inc.
December 19, 2006
Page Two
Outlook
     Based on the backlog and deferred revenue levels at the end of the first quarter and expected second quarter orders, the Company expects second quarter fiscal 2007 revenues to be between $32 and $35 million.* Based upon the anticipated gross profit margins and the operating expense run rate, the Company expects to report break even to a $1.5 million loss for the second quarter.* The Company expects to use $2 to $3 million of net cash for operating activities in the second quarter.*
     To address the future need of its customers, the Company plans to continue allocating resources to key product improvement and application expansion programs at the 65 and 45nm technology nodes.*
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. FSI maintains a web site at http://www.fsi-intl.com.
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FSI International, Inc.
December 19, 2006
Page Three
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected financial results, expected cash usage, other expected financial performance for the second quarter of fiscal 2007. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s affiliated distributor in Japan; the success of the Company’s direct distribution organization; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed herein or from time to time in the Company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The Company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	First Quarter Ended
	Nov. 25,	Nov. 26,
	2006	2005
Sales	$37,707	$18,623
Cost of goods sold	21,513	8,711

Gross margin	16,194	9,912

Selling, general and administrative expenses	8,725	8,464
Research and development expenses	5,998	5,875

Operating income (loss)	1,471	(4,427)
Interest and other income, net	299	353

Income (loss) before income taxes	1,770	(4,074)
Income tax	42	13

Income (loss) before equity in earnings (losses) of affiliate	1,728	(4,087)
Equity in earnings (losses) of affiliate	160	(209)

Net income (loss)	$1,888	$(4,296)

Net income (loss) per share — basic	$0.06	$(0.14)

Net income (loss) per share — diluted	$0.06	$(0.14)

Weighted average common shares
Basic	30,323	29,882
Diluted	30,717	29,882
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Nov. 25,	Aug. 26,
	2006	2006
Assets

Current assets
Cash, restricted cash, cash equivalents and marketable securities	$24,838	$26,916
Receivables, net	29,240	23,173
Inventories	36,708	35,682
Other current assets	12,140	11,340

Total current assets	102,926	97,111

Property, plant and equipment, net	21,568	20,395

Investment in affiliate	7,705	7,632
Intangible assets, net	1,112	1,246
Other assets	1,160	1,160

Total assets	$134,471	$127,544

Liabilities and Stockholders Equity

Current liabilities
Trade accounts payable	$12,779	$8,803
Current portion of long-term debt	648	—
Deferred profit*	6,400	4,148
Customer deposits	2,569	5,409
Accrued expenses	15,194	15,212

Total current liabilities	37,590	33,572

Long-term debt	916	—

Total stockholders’ equity	95,965	93,972

Total liabilities and stockholders’ equity	$134,471	$127,544

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	First Quarter Ended
	Nov. 25,	Nov. 26,
	2006	2005
Sales by Area

United States	25%	32%
International	75%	68%

Cash Flow Statement

Capital expenditures	$2,018 (1)	$486
Depreciation	$850	$813
Amortization	$134	$134

Miscellaneous Data

Total employees, including contract	572	500
Book value per share	$3.16	$3.17
Shares outstanding	30,346	29,892

(1)	Includes $1.7 million of metrology equipment financed through a capital lease.
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